Exhibit 10


               AMENDMENT NO. 1 TO COMMON STOCK RIGHTS AGREEMENT

          This Amendment No. 1 to Common Stock Rights Agreement (the "Amendment") is entered into as of November 15, 1999 by and between Providence Energy Corporation, a Rhode Island corporation (the "Company"), and The Bank of New York, as rights agent (the "Rights Agent"), amending the Common Stock Rights Agreement (the "Common Stock Rights Agreement"), dated as of July 23, 1998 between the Company and the Rights Agent.

                              W I T N E S S E T H

          WHEREAS, the Company and the Rights Agent entered into a Common Stock Rights Agreement dated July 23, 1998;

          WHEREAS, there does not exist as of the date hereof any Acquiring Person (as defined in the Common Stock Rights Agreement); and

          WHEREAS, the Company desires to amend the Common Stock Rights Agreement in accordance with Section 27 thereof;

          NOW THEREFORE, in consideration of the premises and the mutual agreements set forth in the Common Stock Rights Agreement and this Amendment, the parties hereby agree as follows:

          Section 1. Defined Terms. Capitalized terms defined in the Common Stock Rights Agreement and used herein shall have the meanings given to them in the Common Stock Rights Agreement.

          Section 2. Amendment to Section 1. Section 1(a) of the Common Stock Rights Agreement is hereby amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, neither Southern Union Company ("SUG") nor any of its Affiliates shall become an Acquiring Person as a result of the execution of the Agreement and Plan of Merger between SUG, GUS Acquisition Corporation, a Rhode Island corporation ("Newco"), and the Company (as the same may be modified or amended from time to time, the "Merger Agreement") or the consummation of the transactions contemplated thereby, including the mergers contemplated by the Merger Agreement."

          Section 3. Amendment to Section 3. Section 3(a) of the Common Stock Rights Agreement is hereby amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of any of the Mergers."

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          Section 4.  Amendment to Section 7(a).  Section 7(a) of the
Common Stock Rights Agreement is hereby amended by: (a) inserting the following phrase in the first sentence immediately before the word "close":
"time that is the earliest of (i)" and (b) inserting the following in the first sentence immediately after the date "2008": "or (ii) such time as duly executed articles of merger are duly filed with the Secretary of State of the State of Rhode Island pursuant to Section 2.2 of the Merger Agreement or at such later effective time as is specified in such document."

          Section 5.  Amendment to Section 13.   Section 13 of the Common
Stock Rights Agreement is hereby amended to add the following sentence at the end thereof: "Notwithstanding the foregoing, the provisions of this Section 13 shall not apply to the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby."

          Section 6. Effectiveness. This Amendment shall be deemed effective as of the date hereof. Except as specifically amended hereby, the Common Stock Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          Section 7. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 8. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Rhode Island and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date hereof.

                               PROVIDENCE ENERGY CORPORATION


                               By:/s/James H. Dodge
                                  ------------------------------
                               Name:  James H. Dodge
                               Title: Chairman, President and
                                      Chief Executive Officer







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                               THE BANK OF NEW YORK


                               By:/s/John Siversten
                                  ----------------------------
                               Name:  John Siversten
                               Title: Vice President









































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